Exhibit 10.1

[EXECUTION COPY]

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of October 17, 2025, by and among Brazil Potash Corp., a corporation existing under the laws of the Province of Ontario, Canada (the “Company”), and each of the entities listed on Exhibit A attached to this Agreement (each, an “Investor” and together, the “Investors”).

WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated under the Securities Act, and/or Regulation S promulgated thereunder;

WHEREAS, the Company desires to sell to the Investors, and each Investor desires to purchase from the Company, severally and not jointly, upon the terms and subject to the conditions stated in this Agreement, a number of units of securities of the Company (the “Common Units” or “Pre-Funded Units,” as further defined herein), with each “Common Unit” consisting of (A) one common share, no par value per share (the “Common Share”), of the Company (the “Share”), and (B) one common stock purchase warrant (a “Common Warrant”) substantially in the form attached as Exhibit B, and/or each “Pre-Funded Unit” consisting of (C) a pre-funded warrant to purchase one Common Share substantially in the form attached hereto as Exhibit C (the “Pre-Funded Warrants” and together with the Common Warrants and Shares, the “Securities”) and (D) one Common Warrant; and

WHEREAS, contemporaneously with the sale of the Common Units or the Pre-Funded Units, the parties hereto will execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit D, pursuant to which the Company will agree to provide certain registration rights in respect of the Shares and the Warrant Shares (as defined below) under the Securities Act and applicable state securities laws.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and each Investor, severally and not jointly, agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Agreement” has the meaning set forth in the recitals.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York or the Province of Ontario are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Share Equivalents” means any securities of the Company that would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred share, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Common Shares” has the meaning set forth in the recitals.

“Common Warrants” has the meaning set forth in the recitals.

“Common Warrant Shares” are the Common Shares issuable upon exercise of the Common Warrants.

“Common Units” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Confidential Data” has the meaning set forth in Section 3.342.

“Disclosure Document” has the meaning set forth in Section 5.3.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Disqualification Event” has the meaning set forth in Sections 3.28 and 4.14.

“Environmental Laws” has the meaning set forth in Section 3.15.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.8(b).

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1 (Organization and Power), 3.2 (Capitalization), 3.4 (Authorization), 3.5 (Valid Issuance), 3.6 (No Conflict), 3.7 (Consents), 3.8 (SEC Filings; Financial Statements), 3.18 (Trading Markets), 3.19 (Sarbanes-Oxley Act), 3.23 (Price Stabilization of Common Shares), 3.24 (Investment Company Act; Not a Passive Foreign Investment Company), 3.25 (General Solicitation; No Integration or Aggregation), 3.26 (Brokers and Finders), 3.27 (Reliance by the Investors), 3.28 (No Disqualification Events), 3.29 (Other Covered Persons), 3.32 (No Additional Agreements), 3.37 (Submission to Jurisdiction), 3.38 (No Rights of Immunity), 3.39 (Enforceability of Judgments) and 3.40 (Foreign Private Issuer).

“GDPR” has the meaning set forth in Section 3.35.

“Governmental Authorizations” has the meaning set forth in Section 3.11.

“IFRS” has the meaning set forth in Section 3.8(b).

“Indemnified Person” has the meaning set forth in Section 5.10.

“Intellectual Property” has the meaning set forth in Section 3.12.

“Investor” and “Investors” have the meanings set forth in the recitals.

“Issuer Covered Person” has the meaning set forth in Section 3.28.

“IT Systems” has the meaning set forth in Section 3.34.

“Material Adverse Effect” means any change, event, circumstance, development, condition, occurrence or effect that, individually or in the aggregate, (a) was, is, or would reasonably be expected to be, materially adverse to the business, financial condition, prospects, properties, assets, liabilities, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (b) materially delays or materially impairs the ability of the Company to comply, or prevents the Company from complying, with its obligations under this Agreement, the other Transaction Agreements, or with respect to the Closing, or would reasonably be expected to do so.

“Mineral Rights” means (i) prospecting permits or contracts, exploration permits or contracts, exploitation permits or contracts, mining leases, mining licenses, mineral concessions, permits, contracts and claims and other forms of mineral tenure or other rights to ore, or to work upon the seafloor or lands for the purpose of searching for, developing or extracting ore under any form of mineral title recognized under applicable laws, whether contractual, statutory or otherwise, and including any pending application for any of the foregoing; or (ii) any interest in any of the foregoing.

“National Exchange” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question, together with any successor thereto: the NYSE American, The New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market and the Nasdaq Capital Market.

“New York Court” has the meaning set forth in Section 3.37.

“NYSE American” means NYSE American LLC.

“Organizational Documents” means the memorandum of association, articles of association, certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company, as currently in effect.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Personal Data” has the meaning set forth in Section 3.34.

“Placement Agent” means Canaccord Genuity LLC.

“Pre-Funded Units” has the meaning set forth in the recitals.

“Pre-Funded Warrants” has the meaning set forth in the recitals.

“Pre-Funded Warrant Shares” has the meaning set forth in Section 3.4.

“Privacy Laws” has the meaning set forth in Section 3.35.

“Privacy Statements” has the meaning set forth in Section 3.35.

“Process” or “Processing” has the meaning set forth in Section 3.35.

“Registration Rights Agreement” has the meaning set forth in Section 6.1(j).

“Regulation S” means Regulation S under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 20-F and (b) all Reports on Form 6-K furnished by the Company following the end of the most recent fiscal year for which an Annual Report on Form 20-F has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein or exhibits thereto.

“Securities” has the meaning set forth in the recitals.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in the recitals.

“Short Sales” include, without limitation, (a) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect share pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (b) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable Common Shares.

“S-K 1300” has the meaning set forth in Section 3.31.

“Technical Report” means the technical report entitled “Technical Report, Update of the Autazes Potash Project—Pre-Feasibility Study,” dated as of October 14, 2022, prepared by ERCOSPLAN Ingenieurgesellschaft Geotechnik und Bergbau mbH.

“Tax Returns” means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

“Tax” or “Taxes” means any and all U.S. federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, share capital, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

“Trading Market” means any of the following markets or exchanges on which the Common Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Agreements” means this Agreement, the Common Warrant, the Pre-Funded Warrants, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means, with respect to the Common Shares, TSX Trust Company or such other financial institution that provides transfer agent services as the Company may engage from time to time.

“Transfer Taxes” means stamp duty, stamp duty reserve, registration, transfer or other similar taxes or duties that are payable in the Province of Ontario, Canada. For clarity, Transfer Taxes do not include Taxes based on an Investor’s net income, franchise or capital, or any withholding Taxes on payments to an Investor.

“Warrant Shares” means the Common Warrant Shares and the Pre-Funded Warrant Shares, collectively.

2. Purchase and Sale of Common Units/Pre-Funded Units.

2.1 Purchase and Sale. On the Closing Date, upon the terms and subject to the conditions set forth herein (including the satisfaction or waiver of the conditions to closing set forth in Section 6), the Company agrees to sell, and the Investors, severally and not jointly, agree to purchase, the number and type of Common Units and/or Pre-Funded Units, for the aggregate purchase price, set forth opposite the Investor’s name on Exhibit A. The Common Shares and Common Warrants forming part of the Common Units and the Pre-Funded Warrants and Common Warrants forming part of the Pre-Funded Units are immediately separable and will be issued separately. The price per Common Unit is $2.00. The price per Pre-Funded Unit is $1.999.

2.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 5.6 and Section 6 of this Agreement, the closing of the purchase and sale of the Common Units and/or Pre-Funded Units (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investors but (i) in no event earlier than the first Business Day after the date of this Agreement and (ii) in no event later than the fifth Business Day after the date of this Agreement. At the Closing, (a) the Company shall cause the Transfer Agent to issue a book entry receipt representing the number of Shares to be purchased by the Investor at such Closing as set forth in Exhibit A and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, free and clear of all restrictive and other legends (except as expressly provided in Section 4.10), and (b) the Company shall deliver to the Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, a Common Warrant exercisable for a number of Common Shares as set forth in Exhibit A with respect to such Investor, and/or (c) the Company shall deliver to the Investor (or such Investor’s designated custodian per its delivery instructions), or in such nominee name(s) as designated by such Investor, a Common Warrant and Pre-Funded Warrant exercisable for a number of Common Shares as set forth in Exhibit A with respect to such Investor, in each case against payment to the Company of the purchase price therefor in full, by wire transfer to the Company of immediately available funds, at or prior to the Closing, in accordance with wire instructions provided by the Company to the Investors no less than one Business Day prior to the Closing.

3. Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to each of the Investors and the Placement Agent that the statements contained in this Section 3 are true and correct as of the date of this Agreement and at all times through the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).

3.1 Organization and Power. The Company is a corporation, duly organized, validly existing and in good standing (to the extent such concept exists in the Company’s home jurisdiction) under the laws of the Province of Ontario, Canada, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted and described in the SEC Reports and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where such failure to be in good standing or to have such power and authority or to so qualify would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s subsidiaries is (i) duly incorporated or organized, as the case may be, and validly existing and in good standing (to the extent such concept exists in such subsidiary’s home jurisdiction) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to carry on its business as now conducted and to own or lease its properties and (ii) qualified to do business as a foreign corporation and in good standing (to the extent such concept exists in such jurisdiction) in each jurisdiction in which such qualification is required, except in each case as would not cause a Material Adverse Effect.

3.2 Capitalization. The Company’s authorized, issued and outstanding share capital is as set forth in the SEC Reports. All of the issued and outstanding Common Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding share capital of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company which have not been waived, and all such share capital was issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties.

3.3 Registration Rights. Except as set forth in the Transaction Agreements or as disclosed in the SEC Reports, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued, other than such rights and obligations that have expired or been satisfied or waived.

3.4 Authorization. The Company has all requisite power and authority to enter into the Transaction Agreements and to carry out and perform its obligations under the terms of the Transaction Agreements, including the issuance and sale of the Common Units, including Common Shares and Common Warrants, Pre-Funded Units, including Pre-Funded Warrants and Common Warrants, the issuance of Common Shares upon exercise of the Common Warrants (the “Common Warrant Shares”), and/or the issuance of Common Shares upon the exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares” and together with the Common Warrant Shares, the “Warrant Shares”). All action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Common Units, including Common Shares and Common Warrants, Pre-Funded Units, including Pre-Funded Warrants and Common Warrants, and the Warrant Shares upon exercise of the Common Warrants and Pre-Funded Warrants, the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated herein, including the issuance and sale of the Common Units, including Common Shares and Common Warrants, Pre-Funded Units, including Pre-Funded Warrants and Common Warrants, and the Warrant Shares upon exercise of the Common Warrants and Pre-Funded Warrants, has been taken. Each of this Agreement and the Common Warrants and/or the Pre-Funded Warrants has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by each Investor and that this Agreement constitutes the legal, valid and binding agreement of each Investor, this Agreement, the Common Warrants, and/or the Pre-Funded Warrants each constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Upon its execution by the Company and the other parties thereto and assuming that it constitutes legal, valid and binding agreements of the other parties thereto, the Registration Rights Agreement will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Any member of the Board of Directors who is an Investor or an Affiliate of an Investor recused themselves and abstained from all votes of the Board of Directors (or any committee of the Board of Directors) pricing and approving the transactions contemplated by the Transaction Agreements.

3.5 Valid Issuance. The Common Units, including Common Shares and Common Warrants, and Pre-Funded Units, including Pre-Funded Warrants and Common Warrants, being purchased by the Investors hereunder have been duly and validly authorized and, upon issuance pursuant to the terms of this Agreement against full payment therefor in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state, provincial, and federal securities laws) and any preemptive or other similar rights of any securityholder of the Company, and the holder of the Shares (forming part of the Common Units) and Warrant Shares shall be entitled to all rights accorded to a holder of Common Shares. The Common Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Common Warrants against full payment of the exercise price therefor in accordance with the terms of the Common Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state, provincial and federal securities laws) and any preemptive or other similar rights of any securityholder of the Company, and the holder of the Common Warrant Shares shall be entitled to all rights accorded to a holder of Common Shares as specified therein. The Pre-Funded Warrant Shares have been duly and validly authorized and reserved for issuance and, upon issuance pursuant to the terms of the Pre-Funded Warrants against full payment of the exercise price therefor in accordance with the terms of the Pre-Funded Warrants, will be duly and validly issued, fully paid and non-assessable and will be issued free and clear of any liens or other restrictions (other than those as provided in the Transaction Agreements or restrictions on transfer under applicable state, provincial and federal securities laws) and any preemptive or other similar rights of any securityholder of the Company, and the holder of the Pre-Funded Warrant Shares shall be entitled to all rights accorded to a holder of Common Shares as specified therein. Subject to the accuracy of the representations and warranties made by the Investors in Section 4, the offer and sale of the Common Units and Pre-Funded Units to the Investors is and will be in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration, qualification and prospectus delivery requirements of applicable securities laws of the states of the United States and the laws of the Province of Ontario, Canada.

3.6 No Conflict. The execution, delivery and performance of the Transaction Agreements by the Company, the issuance and sale of the Common Units and/or the Pre-Funded Units and the consummation of the other transactions contemplated by the Transaction Agreements will not (i) violate any provision of the Organizational Documents of the Company, (ii) conflict with or result in a violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a benefit under any agreement or instrument, credit facility, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or any of its subsidiaries or their respective properties or assets, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its subsidiaries is subject and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

3.7 Consents. Assuming the accuracy of the representations and warranties of the Investors, no consent, approval, authorization, filing with or order of or registration with, any court or governmental agency or body is required in connection with the authorization, execution or delivery by the Company of the Transaction Agreements, the issuance and sale of the Common Units and/or the Pre-Funded Units and the performance by the Company of its other obligations under the Transaction Agreements, except such as (a) have been or will be obtained or made under the Securities Act or the Exchange Act and under the securities laws of the Province of Ontario, Canada, (b) the filing of any requisite notices and/or application(s) to the Trading Markets for the issuance and sale of the Shares, Common Warrant Shares, and/or the Pre-Funded Warrant Shares and the listing of the Shares, Common Warrant Shares, and/or the Pre-Funded Warrant Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (c) customary post-closing filings with the SEC or pursuant to state or provincial securities laws in connection with the offer and sale of the Common Units and/or the Pre-Funded Units by the Company in the manner contemplated herein, which will be filed on a timely basis, and (d) the filing of the registration statement required to be filed by the Registration Rights Agreement. All notices, consents, authorizations, orders, filings and registrations which the Company is required to deliver or obtain prior to the Closing pursuant to the preceding sentence have been obtained or made or will be delivered or obtained or effected, and shall remain in full force and effect, on or prior to the Closing.

3.8 SEC Filings; Financial Statements.

(a) The Company has filed all forms, statements, certifications, reports and documents required to be filed with the SEC under Section 13 and 15(d) of the Exchange Act for the one year preceding the date of this Agreement. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the filed SEC Reports complied in all material respects with the applicable requirements of the Exchange Act, and, as of the time they were filed, none of the filed SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments from the SEC staff with respect to the SEC Reports. To the Company’s knowledge, none of the SEC Reports are the subject of an ongoing SEC review.

(b) The financial statements of the Company included in the SEC Reports (collectively, the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and fairly present in all material respects the consolidated financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified, all in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) (except as otherwise noted therein, and except that any unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments) applied on a consistent basis throughout the periods therein specified (unless otherwise noted therein). Except as set forth in the Financial Statements, the Company has not incurred any liabilities, contingent or otherwise, except (i) those incurred in the ordinary course of business, consistent with past practices since the date of such Financial Statements or (ii) liabilities not required under IFRS to be reflected in the Financial Statements, in either case, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

3.9 Absence of Changes. Between December 31, 2024 and the date of this Agreement, (a) the Company has conducted its business only in the ordinary course of business and there have been no material transactions entered into by the Company (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto); (b) no material contract or arrangement by which the Company is bound or to which any of their respective assets or properties is subject has been entered or to which any material change has been made that has not been disclosed in the SEC Reports; and (c) there has not been any other event, occurrence, or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect; provided, however, that none of the following will be deemed in themselves, either alone or in combination, to constitute, and that none of the following will be taken into account in determining whether there has been or will be, a Material Adverse Effect under this Section 3.9:

(i) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States, Canada or any other geographic region in which the Company conducts business, provided that the Company is not disproportionately affected thereby;

(ii) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, provided that the Company is not disproportionately affected thereby;

(iii) any change that generally affects industries in which the Company and its subsidiaries conduct business, provided that the Company is not disproportionately affected thereby;

(iv) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, fires or other natural disasters, weather conditions, global pandemics, and other force majeure events in the United States, Canada or any other location, provided that the Company is not disproportionately affected thereby;

(v) any declaration of a national emergency or war, or the occurrence of any military or terrorist attack, provided that the Company is not disproportionately affected thereby; and

(vi) material changes in laws after the date of this Agreement; and

(vii) in and of itself, any material failure by the Company to meet any published or internally prepared estimates of revenues, expenses, earnings or other economic performance for any period ending on or after the date of this Agreement (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such facts and circumstances are not otherwise described in clauses (i)-(v) of this definition).

3.10 Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation, charge, complaint or inquiry pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, nor are there any orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary, nor to the knowledge of the Company, any director or officer of the Company or any subsidiary, is, or within the last ten years has been, the subject of any action involving a claim of violation of or liability under federal, state, provincial or foreign securities laws relating to the Company or such subsidiary or a claim of breach of fiduciary duty relating to the Company or such subsidiary.

3.11 Compliance with Law; Permits. Neither the Company nor any of its subsidiaries is in violation of, or has received any notices of violations with respect to, any laws, statutes, ordinances, rules or regulations of any governmental body, court or government agency or instrumentality, except for violations which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all required licenses, permits, certificates and other authorizations (collectively, “Governmental Authorizations”) from such federal, state, local, provincial or foreign government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to possess currently such Governmental Authorizations has not had and is not reasonably expected to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of all Governmental Authorizations, except for such instances of nonperformance which individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary has received any written (or, to the Company’s knowledge, oral) notice regarding any revocation or material modification of any such Governmental Authorization, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, has or would reasonably be expected to result in a Material Adverse Effect.

3.12 Intellectual Property. The Company and its subsidiaries own, or have rights to use, all material inventions, patent applications, patents, trademarks, trade names, service names, service marks, copyrights, trade secrets, know how (including unpatented and/or unpatentable proprietary of confidential information, systems or procedures) and other intellectual property as described in the SEC Reports necessary for, or used in the conduct of their respective businesses (including as described in the SEC Reports) (collectively, “Intellectual Property”), except where any failure to own, possess or acquire such Intellectual Property has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Intellectual Property of the Company and its subsidiaries has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s knowledge: (i) there are no third parties who have rights to any Intellectual Property, including no liens, security interests, or other encumbrances; and (ii) there is no infringement by third parties of any Intellectual Property, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. No action, suit, or other proceeding is pending, or, to the Company’s knowledge, is threatened: (A) challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property; (B) challenging the validity, enforceability or scope of any Intellectual Property; or (C) alleging that the Company or any of its subsidiaries infringes, misappropriates, or otherwise violates any patent, trademark, trade name, service name, copyright, trade secret or other proprietary rights of others, except, in each case, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries in all material respects, and to the Company’s knowledge all such agreements are in full force and effect. To the Company’s knowledge, there are no material defects in any of the patents or patent applications included in the Intellectual Property. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property.

3.13 Employee Benefits. The Company and its subsidiaries are in compliance with all applicable federal, state, local and foreign laws, rules and regulations regarding employment, except for any failures to comply that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There is no labor dispute, strike or work stoppage against the Company or its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

3.14 Taxes. The Company and its subsidiaries have filed all federal, state and foreign income Tax Returns and other Tax Returns required to have been filed under applicable law (or extensions have been duly obtained) and have paid all Taxes required to have been paid by them, except for those which are being contested in good faith and except where failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No assessment in connection with United States federal tax returns has been made against the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or reassessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No audits, examinations, or other proceedings with respect to any material amounts of Taxes of the Company and its subsidiaries are presently in progress or have been asserted or proposed in writing without subsequently being paid, settled or withdrawn. There are no liens on any of the assets of the Company. At all times since inception, the Company has been and continues to be classified as a corporation for U.S. federal income tax purposes. Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)-2 during the period specified in Code Section 897(c)(1)(A)(ii).

3.15 Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits and other Governmental Authorizations required under applicable Environmental Laws to conduct their business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company nor any of its subsidiaries has received since January 1, 2025, any written notice or other communication (in writing or otherwise), whether from a governmental authority or other Person, that alleges that the Company or any subsidiary is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any subsidiary’s compliance in any material respects with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company: (i) no current or (during the time a prior property was leased or controlled by the Company) prior property leased or controlled by the Company or any subsidiary has received since January 1, 2025, any written notice or other communication relating to property owned or leased at any time by the Company, whether from a governmental authority, or other Person, that alleges that such current or prior owner or the Company or any subsidiary is not in compliance with or violated any Environmental Law relating to such property and (ii) the Company has no material liability under any Environmental Law.

3.16 Title. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it that is material to the business of the Company, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries, as the case may be. Any real property and buildings held under lease by the Company or its subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, as the case may be. The Company does not own any real property.

3.17 Insurance. The Company carries or is entitled to the benefits of insurance in such amounts and covering such risks that is customary for comparably situated companies and is adequate for the conduct of its business and the value of its real and personal properties (owned or leased) and tangible assets, and each of such insurance policies is in full force and effect and the Company is in compliance in all material respects with the terms of such insurance policies. Other than customary end-of-policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any material insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

3.18 Trading Markets. The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE American under the symbol “GRO”. The Company is in compliance with all listing requirements of each Trading Market applicable to the Company. As of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by any Trading Market, the SEC or any other securities regulator to prohibit or terminate or suspend the listing or trading of the Common Shares on any Trading Market or to deregister the Common Shares under the Exchange Act. The Company has taken no action as of the date of this Agreement that is designed to terminate the registration of the Common Shares under the Exchange Act. The Common Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation.

3.19 Sarbanes-Oxley Act. The Company is, and since January 1, 2025 has been, in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder.

3.20 [Reserved].

3.21 [Reserved].

3.22 Accounting Controls and Disclosure Controls and Procedures. The Company maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including policies and procedures sufficient to provide reasonable assurance (i) that the Company maintains records that in reasonable detail accurately and fairly reflect the Company’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as disclosed in the Company’s SEC Reports filed prior to the date of this Agreement, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to provide reasonable assurance that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

3.23 Price Stabilization of Common Shares. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Shares to facilitate the sale or resale of the Shares or Warrant Shares.

3.24 Investment Company Act; Not a Passive Foreign Investment Company. The Company is not, and immediately after receipt of payment for the Common Units and/or Pre-Funded Units will not be, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended. As of December 31, 2024, the Company would not have been considered a “passive foreign investment company,” as such term is defined in the Code, and immediately after the offering and sale of the Common Units and/or Pre-Funded Units, less than 50% of the Company’s assets will be classified as assets that produce, or are held for the production of, passive income for the purpose of Section 1297 of the Code and the rules, regulations and administrative pronouncements relating thereto, including cash. Neither the Company nor any subsidiary is, and, after giving effect to the offering and sale of the Common Units and/or Pre-Funded Units, neither of them will be, a “controlled foreign corporation” as defined by the Code.

3.25 General Solicitation; No Integration or Aggregation. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Units and/or Pre-Funded Units pursuant to this Agreement. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be (i) integrated with the Common Units and/or Pre-Funded Units sold pursuant to this Agreement for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the NYSE American. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 4, neither the Company nor any of its Affiliates, its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder for the exemption from registration for the transactions contemplated hereby. With respect to those Common Units and/or Pre-Funded Units sold in reliance upon Regulation S, (x) none of the Company, its Affiliates or any person acting on its or their behalf has engaged in any directed selling efforts within the meaning of Regulation S and (y) each of the Company and its Affiliates and any person acting on its or their behalf has complied with the offering restrictions set forth in Regulation S.

3.26 Brokers and Finders. Other than the Placement Agent, neither the Company nor any other Person authorized by the Company to act on its behalf has retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

3.27 Reliance by the Investors. The Company has a reasonable basis for making each of the representations set forth in this Section 3. The Company acknowledges that each of the Investors will rely upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Company set forth herein.

3.28 No Disqualification Events. Neither the Company nor any of its (i) predecessors, (ii) Affiliates, (iii) directors, (iv) executive officers, (v) non-executive officers participating in the offering of the Common Units and/or Pre-Funded Units, (vi) beneficial owners of 20% or more of its outstanding voting equity securities (calculated on the basis of voting power), (vii) promoters or (viii) investment managers (including any of such investment managers’ directors, executive officers or officers participating in the placement contemplated by this Agreement) or general partners or managing members of such investment managers (including any of such general partners’ or managing members’ directors, executive officers or officers participating in the placement contemplated by this Agreement) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to the disqualification provisions of Rule 506(d)(1)(i-viii) of Regulation D under the Securities Act (a “Disqualification Event”). The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors a copy of any disclosures provided thereunder.

3.29 Other Covered Persons. Other than the Placement Agent, the Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Common Units and/or Pre-Funded Units.

3.30 Mineral Rights Agreements. Any and all of the agreements and other documents and instruments relating to the Mineral Rights are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Company nor any of its subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments, nor to the knowledge of the Company has any such default been alleged, except in each case as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.31 Technical Reports. Except as disclosed in the SEC Reports or such other disclosures, the Technical Reports complied in all material respects with the requirements of subpart 1300 of Regulation S-K under the Securities Act (“S-K 1300”) as at the date of each such report and since the date of preparation of the Technical Reports there has been no change that would disaffirm or change any aspect of the Technical Reports in any material respect or require the Company to file updated Technical Reports in accordance with S-K 1300.

3.32 No Additional Agreements. There are no agreements or understandings between the Company and any Investor with respect to the transactions contemplated by the Transaction Agreements other than (i) as specified in the Transaction Agreements and (ii) any side letter agreements with any of the Investors, which side letters the Company has shared with all Investors.

3.33 Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and, to the knowledge of the Company, any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

3.34 Cybersecurity. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, and are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data (defined below), and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number or bank information; (ii) information that identifies or may reasonably be used to identify an individual; and (iii) any information that would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws. To the Company’s knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the Company’s IT Systems, Confidential Data, or Personal Data that would require notification under Privacy Laws (as defined below).

3.35 Compliance with Data Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable state, federal and foreign data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, the EU General Data Protection Regulation (“GDPR”) (Regulation (EU) No. 2016/679), all other local, state, federal, national, supranational and foreign laws relating to the regulation of the Company or its subsidiaries, and the regulations promulgated pursuant to such statutes and any state or non-U.S. counterpart thereof (collectively, the “Privacy Laws”). To ensure material compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company and its subsidiaries have, except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, at all times since inception provided accurate notice of their Privacy Statements then in effect to its customers, employees, third party vendors and representatives. None of such disclosures made or contained in any Privacy Statements have been materially inaccurate, misleading, incomplete, or in material violation of any Privacy Laws.

3.36 Transactions with Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

3.37 Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 8.4(b), has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, City of New York in the State of New York, U.S.A. (each, a “New York Court”) and the Company has the power to designate, appoint and authorize, and pursuant to Section 8.4(b), has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Common Units and/or Pre-Funded Units in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 8.4(b).

3.38 No Rights of Immunity. Except as provided by laws or statutes generally applicable to transactions of the type described in this Agreement, neither the Company nor any of its respective properties, assets or revenues has any right of immunity under the Province of Ontario, Canada, New York or United States law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Province of Ontario, Canada, New York or United States federal court, from service of process, attachment upon or prior judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 8.4(b).

3.39 Enforceability of Judgments. Any final and conclusive in personam judgment for a sum certain rendered by a New York Court having jurisdiction under its own domestic laws and recognized by the Province of Ontario, Canada courts as having jurisdiction (according to the Province of Ontario, Canada conflicts of laws principles and rules of the Province of Ontario, Canada private international law at the time when proceedings were initiated) to give such final judgment in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Province of Ontario, Canada.

3.40 Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act and a “foreign issuer” (as defined in Rule 902(e) of Regulation S). The Company agrees to notify the Placement Agent as soon as practicable upon the Company ceasing to be a foreign private issuer.

4. Representations and Warranties of Each Investor. Each Investor, severally for itself and not jointly with any other Investor, represents and warrants to the Company and the Placement Agent that the statements contained in this Section 4 are true and correct as of the date of this Agreement and at all times through the Closing Date:

4.1 Organization. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted.

4.2 Authorization. The Investor has all requisite corporate or similar power and authority to enter into this Agreement and the other Transaction Agreements to which it will be a party and to carry out and perform its obligations hereunder and thereunder. All corporate, member or partnership action on the part of such Investor or its shareholders, members or partners necessary for the authorization, execution, delivery and performance of this Agreement and the other Transaction Agreements to which it will be a party and the consummation of the other transactions contemplated in this Agreement has been taken. The execution, delivery and performance by such

Investor of the Transaction Agreements to which such Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3 No Conflicts. The execution, delivery and performance by the Investor of the Transaction Agreements to which such Investor is a party, the purchase of theCommon Units and/or Pre-Funded Units in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by such Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to such Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under the Transaction Agreements.

4.4 Residency. The Investor’s residence (if an individual) or offices in which its investment decision with respect to the Common Units and/or Pre-Funded Units was made (if an entity) are located at the address immediately below the Investor’s name on Exhibit A, except as otherwise communicated by the Investor to the Company.

4.5 Brokers and Finders. The Investor has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4.6 Investment Representations and Warranties. The Investor hereby represents and warrants that, it (i) as of the date of this Agreement is, if an entity, a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” as that term is defined in Rule 501(a) under Regulation D promulgated pursuant to the Securities Act; or (ii) if an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Common Units and/or Pre-Funded Units. The Investor further represents and warrants that (x) it is capable of evaluating the merits and risk of such investment, and (y) that it has not been organized for the purpose of acquiring the Common Units and/or Pre-Funded Units and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor understands and agrees that the offering and sale of the Common Units and/or Pre-Funded Units has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal, provincial and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. If applicable, such Investor (I) is acquiring the Common Units and/or Pre-Funded Units outside the United States in an offshore transaction meeting the requirements of Regulation S; (II) is not acquiring, has not offered, and will not offer prior to the expiration of the applicable compliance period pursuant to Rule 903 of Regulation S, the Common Units and/or Pre-Funded Units for the account or benefit of any U.S. Person; (III) did not become aware of the Company or the Common Units and/or Pre-Funded Units through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S); (IV) was outside the United States at the time of the origination of contact concerning the transactions contemplated by this Agreement and on the date of execution and delivery of this Agreement by such Investor; (V) is not acquiring the Common Units and/or Pre-Funded Units in a transaction or part of series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act; (VI) is neither a U.S. Person nor a Distributor (in each case, as defined in Rule 902 of Regulation S) and (VII) is the sole beneficial owner of the Common Units and/or Pre-Funded Units specified on signature pages hereto and has not pre-arranged any sale with a purchaser in the United States.

4.7 Intent. The Investor is purchasing the Common Units and/or Pre-Funded Units solely for the Investor’s own account and not for the account of others, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to the Investor’s right at all times to sell or otherwise dispose of all or any part of such Common Units and/or Pre-Funded Units in compliance with applicable federal, provincial and state securities laws. Notwithstanding the foregoing, if the Investor is purchasing the Common Units and/or Pre-Funded Units as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account. The Investor has no present arrangement to sell the Common Units and/or Pre-Funded Units to or through any person or entity. The Investor understands that the Common Units and/or Pre-Funded Units must be held indefinitely unless such Common Units and/or Pre-Funded Units are resold pursuant to a registration statement under the Securities Act or an exemption from registration is available. Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Common Units and/or Pre-Funded Units for any period of time.

4.8 Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Common Units and/or Pre-Funded Units and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Common Units and/or Pre-Funded Units. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Common Units and/or Pre-Funded Units, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Common Units and/or Pre-Funded Units and determined that the Common Units and/or Pre-Funded Units are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Common Units and/or Pre-Funded Units and the Investor acknowledges specifically that a possibility of total loss exists.

4.9 Independent Investment Decision. The Investor understands that nothing in the Transaction Agreements or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Common Units and/or Pre-Funded Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in such Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Units and/or Pre-Funded Units.

4.10 Securities Not Registered; Legends. The Investor acknowledges and agrees that the Common Units and/or Pre-Funded Units are being offered in a transaction not involving any public offering within the meaning of the Securities Act, and the Investor understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held and may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration and in each case in accordance with any applicable securities laws of any state of the United States. The Investor understands that the exemptions from registration afforded by Rule 144 or Regulation S (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions including, but not limited to, the time and manner of sale, the holding period and on requirements relating to the Company which are outside of the Investor’s control and which the Company may not be able to satisfy, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts. The Investor acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, transfer, pledge or disposition of any of the Securities. The Investor acknowledges that no federal, provincial or state agency has passed upon or endorsed the merits of the offering of the Common Units and/or Pre-Funded Units or made any findings or determination as to the fairness of this investment.

The Investor understands that any certificates or book entry notations evidencing the Securities may bear one or more legends in substantially the following form and substance:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (IV) THE SECURITIES ARE TRANSFERRED WITHOUT CONSIDERATION TO AN AFFILIATE OF SUCH HOLDER OR A CUSTODIAL NOMINEE (WHICH FOR THE AVOIDANCE OF DOUBT SHALL REQUIRE NEITHER CONSENT NOR THE DELIVERY OF AN OPINION).

In addition, the Securities may contain a legend regarding affiliate status of the Investor, if applicable.

4.11 Placement Agent. Such Investor hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Agreements and the issuance of the Securities to such Investor and neither the Placement Agent nor any of its affiliates have acted as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary or financial advisor for such Investor, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Agreements and the issuance and purchase of the Securities, (b) the Placement Agent has not made and does not make any representation or warranty, whether express or implied, of any kind or character, or has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Agreements or with respect to the Shares, nor is such information or advice necessary or desired, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Agreements, or the execution, legality, validity or enforceability (with respect to any Person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to such Investor, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Agreements, except in each case for such party’s own gross negligence, willful misconduct or bad faith. No disclosure or offering document has been prepared by the Placement Agent or any of its Affiliates in connection with the offer and sale of the Securities. Neither the Placement Agent nor any of its affiliates have made or make any representation as to the quality or value of the Securities and the Placement Agent and its affiliates may have acquired non-public information with respect to the Company which such Investor agrees need not be provided to it.

4.12 No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Common Units and/or the Pre-Funded Units directly from the Company. Investor became aware of this offering of the Common Units and/or the Pre-Funded Units solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Common Units and/or the Pre-Funded Units were offered to Investor solely by direct contact between Investor and the Company, the Placement Agent and/or their respective representatives. Investor did not become aware of this offering of the Common Units and/or the Pre-Funded Units, nor were the Common Units and/or the Pre-Funded Units offered to Investor, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to Investor. The Investor is not purchasing the Common Units and/or the

Pre-Funded Units as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Common Units and/or the Pre-Funded Units published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

4.13 Access to Information. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from the Company regarding the Company, its business and the terms and conditions of the offering of the Common Units and/or the Pre-Funded Units as the Investor and the Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Common Units and/or the Pre-Funded Units and that the Investor has independently made its own analysis and decision to invest in the Company. Neither such inquiries nor any other due diligence investigation conducted by the Investor shall modify, limit or otherwise affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

4.14 Certain Trading Activities. Other than consummating the transaction contemplated hereby, the Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Investor was first contacted by the Company or any other Person regarding the transaction contemplated hereby and ending immediately prior to the date of this Agreement. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of the assets managed by the portfolio manager that made the investment decision to purchase the Common Units and/or the Pre-Funded Units covered by this Agreement. Other than to other Persons party to this Agreement and to its advisors and agents who had a need to know such information, the Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

4.15 Disqualification Event. To the extent the Investor is one of the covered persons identified in Rule 506(d)(1), the Investor represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Investor or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Investor hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Investor or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4.14, “Rule 506(d) Related Party” means a person or entity that is a beneficial owner of the Investor’s securities for purposes of Rule 506(d) of the Securities Act.

5. Covenants.

5.1 Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other reasonable acts and things in good faith as may be necessary to effectuate the intents and purposes of this Agreement, subject to the terms and conditions of this Agreement and compliance with applicable law, including taking reasonable action to facilitate the filing of any document or the taking of reasonable action to assist the other parties hereto in complying with the terms of this Agreement. The Investor acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Agreement. Prior to the Closing, the Investor agrees to promptly notify the Company if any of the acknowledgments, understandings, agreements, representations and warranties set forth in Section 4 are no longer accurate.

5.2 Listing. The Company shall use commercially reasonable efforts to maintain the listing and trading of its Common Shares on the NYSE American and, in accordance therewith, will use reasonable best efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the rules and regulations of the NYSE American.

5.3 Disclosure of Transactions.

(a) The Company shall (a) by the Disclosure Time, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Report on Form 6-K, including the Transaction Agreements as exhibits thereto, with the SEC by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Agreement. From and after the issuance of such press release, no Investor shall be in possession of any material non-public information concerning the Company disclosed to the Investors by the Company or its representatives. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in the Company’s securities. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of any Investor or any of its Affiliates or advisers, or include the name of any Investor or any of its Affiliates or advisers in any press release or filing with the SEC (other than any registration statement contemplated by the Registration Rights Agreement) or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with (A) any registration statement contemplated by the Registration Rights Agreement and (B) the filing of final Transaction Agreements with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of the NYSE American.

5.4 Integration; Regulation S Compliance. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Common Units and/or the Pre-Funded Units in a manner that would require the registration under the Securities Act of the sale of the Common Units and/or the Pre-Funded Units to the Investors, or that will be aggregated with the offer or sale of the Common Units and/or the Pre-Funded Units for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval thereunder. With respect to those Common Units and/or the Pre-Funded Units sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf will comply with the offering restrictions set forth in Regulation S.

5.5 Removal of Legends.

(a) Book-entry receipts evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.10 hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Common Warrants and/or Pre-Funded Warrants), (iii) if such Shares or Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the Common Warrants and/or Pre-Funded Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions,. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Investors if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by an Investor, respectively. If all or any portion of a Common Warrant and/or Pre-Funded Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144 (assuming cashless exercise of the Common Warrants and/or Pre-Funded Warrants), or if the Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares then such Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 5.5(a), it will, no later than the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the request by an Investor to the Transfer Agent (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a book-entry receipt representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in Section 4.10. Book-entry receipts for Shares and Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Shares as in effect on the date of delivery to the Transfer Agent of a request for the removal of any restrictive legend from the Investor’s Shares or Warrant Shares, as applicable.

(b) In addition to such Investor’s other available remedies, if the Company fails to (a) issue and deliver (or cause to be delivered) to an Investor by the Legend Removal Date a book-entry receipt for the Shares that is free from all restrictive and other legends and (b) if after the Legend Removal Date such Investor purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by such Investor of all or any portion of the number of Common Shares, or a sale of a number of Common Shares equal to all or any portion of the number of Common Shares that such Investor anticipated receiving from the Company without any restrictive legend, then, the Company shall pay to such Investor an amount equal to the excess of such Investor’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Shares so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of Shares or Warrant Shares that the Company was required to deliver to such Investor by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the request by such Investor to the Transfer Agent and ending on the date of such delivery and payment under this clause (ii).

(c) Each Investor, severally and not jointly with the other Investors, agrees with the Company that such Investor will sell any Shares and Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if the Shares and Warrant Shares are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from the Shares, the Common Warrants, and/or the Pre-Funded Warrants as set forth in this Section 5.5 is predicated upon the Company’s reliance upon this understanding.

5.6 Withholding Taxes. Each Investor agrees to furnish the Company with any information, representations and forms as shall reasonably be requested by the Company from time to time to assist the Company in complying with any applicable tax law (including any withholding tax obligations). The Company (or its agent) may deduct, withhold and remit from any amount payable to any Investor such Taxes as are required to be deducted, withheld and remitted under the Income Tax Act (Canada) and any other applicable federal, provincial, territorial, state, local or foreign Tax law. Any amounts so deducted, withheld and remitted shall be treated for all purposes as having been paid to the applicable Investor, provided such amounts are in fact remitted to the appropriate Tax authority.

5.7 Tax Indemnity. The Company will indemnify and hold harmless each Investor against any Transfer Taxes (including any interest and penalties) payable in the Province of Ontario, Canada by such Investor in connection with (a) the sale and delivery of the Common Units and/or the Pre-Funded Units to or for the account of such Investor in the manner contemplated by this Agreement or (b) the execution and delivery of the Transaction Agreements.

5.8 Fees and Commissions. The Company shall be solely responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by an Investor) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Placement Agent.

5.9 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Agreements.

5.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Agreements, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.

5.11 Subsequent Equity Sales. (a) From the date of this Agreement until 90 days following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall not (A) issue Common Shares or Common Share Equivalents, (B) effect a reverse share split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Shares or (C) file with the SEC a registration statement under the Securities Act relating to any Common Shares or Common Share Equivalents, except pursuant to the terms of the Registration Rights Agreement. Notwithstanding the foregoing, the provisions of this Section 5.11 shall not apply to (i) the issuance of the Common Units and/or the Pre-Funded Units hereunder, (ii) the issuance of Common Shares or Common Share Equivalents upon the conversion, exercise or vesting of any securities of the Company outstanding on the date of this Agreement or outstanding pursuant to clause (iii) below, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) the issuance of any Common Shares or Common Share Equivalents pursuant to any Company share-based compensation plans or in accordance with NYSE American Company Guide Section 711(a), or (iv) the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities on an equity incentive plan or employee share purchase plan.

(b) From the date hereof until 90 days following the effective date of the registration statement filed pursuant to the Registration Rights Agreement, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Shares or Common Share Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Shares any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Any Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

5.12 Reservation of Common Shares. As of the date of this Agreement, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Common Shares for the purpose of enabling the Company to issue the Common Warrant Shares and/or Pre-Funded Warrant Shares that are issuable upon the exercise of the Common Warrants and/or Pre-Funded Warrants.

5.13 Equal Treatment of Purchasers. No consideration (including any modification of the Transaction Agreements) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise. The Company has not entered into any other agreement or any definitive transaction document, side letter, undertaking letter, or other similar agreement or instrument with any Purchaser or any other purchaser in connection with the transactions contemplated hereby with terms and conditions that are more favorable than the terms and conditions provided to the Purchasers under this Agreement.

6. Conditions of Closing.

6.1 Conditions to the Obligation of the Investors. The several obligations of each Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Common Units and/or the Pre-Funded Units being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver (by such Investor with respect to itself only) in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement and through the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.

(b) Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.

(c) No Injunction. The purchase of and payment for the Common Units and/or Pre-Funded Units by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing.

(d) Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Common Units and/or Pre-Funded Units, all of which shall be in full force and effect.

(e) Transfer Agent. The Company shall have furnished all required materials to the Transfer Agent to reflect the issuance of the Shares at the Closing.

(f) Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.

(g) Opinion of Company U.S. Counsel and Canadian Counsel. The Company shall have delivered to the Investors and the Placement Agent the opinion of Anthony, Linder & Cacomanolis, PLLC, U.S. counsel to the Company, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree. The Company shall have delivered to the Investors and the Placement Agent the opinion of Wildeboer Dellelce LLP, Canadian counsel to the Company, dated as of the Closing Date, in customary form and substance to be reasonably agreed upon with the Investors and addressing such legal matters as the Investors and the Company reasonably agree.

(h) Compliance Certificate. An authorized officer of the Company shall have delivered to the Investors at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents), 6.1(e) (Transfer Agent), 6.1(f) (Adverse Changes), 6.1(k) (Listing Requirements) and 6.1(l) (No Injunction) of this Agreement have been fulfilled.

(i) Corporate Secretary’s Certificate. The Corporate Secretary of the Company shall have delivered to the Investors at the Closing Date a certificate certifying (i) the Organizational Documents and (ii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving this Agreement, the other Transaction Agreements, the transactions contemplated by this Agreement and the issuance of the Common Units and/or the Pre-Funded Units.

(j) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit D (the “Registration Rights Agreement”) to the Investors.

(k) Lock Up Agreements. The Company shall have caused to be delivered to the Placement Agent a lock-up agreement, in form and substance reasonably acceptable to the Placement Agent, duly executed by each of the Company’s officers and directors.

(l) Listing Requirements. No stop order or suspension of trading shall have been imposed by NYSE American, the SEC or any other governmental or regulatory body with respect to public trading in the Common Shares. The Common Shares shall be listed on a National Exchange and shall not have been suspended, as of the Closing Date, by the SEC or the National Exchange from trading thereon nor shall suspension by the SEC or the National Exchange have been threatened, as of the Closing Date, in writing by the SEC or the National Exchange; and the Company shall have filed with NYSE American an Additional Listing Application for the listing of the Shares, the Common Warrant Shares, and/or the Pre-Funded Warrant Shares and NYSE American shall have raised no objection to such notice and the transactions contemplated hereby.

(m) No Injunction. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Entity, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Agreements.

(n) Receipt of Shares. Each Investor shall have received a book entry receipt from the Transfer Agent representing the number of Shares to be purchased by the Investor as specified in Exhibit A and a PDF of the executed Common Warrants and/or Pre-Funded Warrants being purchased by the Investor pursuant to Exhibit A, the “wet ink” original of which shall be delivered to the Investor, or as otherwise directed by the Investor, not more than two Business Days following the Closing.

6.2 Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to each Investor the Common Units and/or Pre-Funded Units to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of each Investor in Section 4 shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.

(b) Performance. Each Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by such Investor on or prior to the Closing Date.

(c) Injunction. The purchase of and payment for the Common Units and/or Pre-Funded Units by each Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.

(d) Registration Rights Agreement. Each Investor shall have executed and delivered the Registration Rights Agreement to the Company in the form attached as Exhibit D.

(e) Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Common Units and/or Pre-Funded Units being purchased by each Investor at the Closing as set forth in Exhibit A.

7. Termination.

7.1 Termination. The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors that agreed to purchase a majority of the Common Units and/or Pre-Funded Units prior to the Closing;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or

(iv) By either the Company or an Investor (with respect to itself only) if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in the Transaction Agreements if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2 Notice. In the event of termination by the Company or the Investor of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other Investors by the Company. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of the Transaction Agreements or to impair the right of any party to compel specific performance by any other party of its other obligations under the Transaction Agreements.

8. Miscellaneous Provisions.

8.1 [Reserved]

8.2 Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when a read or return receipt is received, if sent by electronic mail, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:

(a) If to the Company, addressed as follows:

Brazil Potash Corp.

Attention: Matthew Simpson

198 Davenport Road

Toronto, Ontario, Canada

Email:

with a copy (which shall not constitute notice):

Anthony, Linder & Cacomanolis, PLLC

Attn: Laura Anthony

Attn: Craig Linder

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Email:

Email:

(b) If to any Investor, at its address or e-mail address set forth on Exhibit A, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3 Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

8.4 Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction.

(b) The Company and each of the Investors hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto, provided that the Company has irrevocably appointed CT Corporation System which currently maintains a New York City office at 28 Liberty Street, New York, New York 10005, United States of America, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan, City of New York in the State of New York;

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;

(v) agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment, provided that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;

(vi) agrees that to the extent that such party has or hereafter may acquire any immunity (whether on the basis of sovereignty or otherwise) from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended; and

(vii) irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.

8.5 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

8.6 Expenses. Except as expressly set forth in the Transaction Agreements to the contrary, each party shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by such party, incurred in connection with the proposed investment in the Common Units and/or Pre-Funded Units and the consummation of the transactions contemplated thereby; provided, however, that the Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Common Units and/or Pre-Funded Units to the Investors. Notwithstanding the foregoing, the Company shall pay the reasonable fees and expenses of Lowenstein Sandler LLP, counsel for certain Investors, in an amount not to exceed $20,000 in the aggregate. The Company shall pay all Placement Agent fees relating to or arising out of the transactions contemplated by this Agreement.

8.7 Assignment. The Company may not assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the Investors. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.

8.8 Confidential Information.

(a) Each Investor covenants that until the Company issues the press release required pursuant to Section 5.3, or such earlier time as the transactions contemplated by this Agreement and any material non-public information provided to such Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

(b) The Company may request from the Investors such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Securities, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal or provincial securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency or under the regulations of NYSE American. The Investor acknowledges that the Company may file a copy of this Agreement and the Registration Rights Agreement with the SEC as exhibit to a periodic report or a registration statement of the Company, and in Canada on the System for Electronic Data Analysis and Retrieval +.

8.9 Regarding the Placement Agent.

(a) Each Investor agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) the Placement Agent, its affiliates and its representatives have not made, and will not make any representations or warranties with respect to the Company or the offer and sale of the Common Units and/or Pre-Funded Units, and the Investor will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) the Investor will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Common Units and/or Pre-Funded Units, (iii) the Investor will be purchasing Common Units and/or Pre-Funded Units based on the results of its own due diligence investigation of the Company and the Placement Agent and each of its directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Common Units and/or Pre-Funded Units, or the accuracy, completeness, or adequacy of any information supplied to the Investor by the Company, (iv) the Investor has negotiated the offer and sale of the Common Units and/or Pre-Funded Units directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Investor further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Common Units and/or Pre-Funded Units, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 8.9 shall survive any termination of this Agreement.

(b) The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Investor agrees that the Placement Agent may rely on such Investor’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c) Neither the Placement Agent nor any of its affiliates or representatives (1) shall be liable for any improper payment made in accordance with the information provided by the Company; (2) makes any representation or warranty, or has any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (3) shall be liable (x) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon it by the Transaction Agreements or (y) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence or willful misconduct.

(d) The Company agrees that the Placement Agent, its affiliates and representatives shall be entitled to (1) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (2) be indemnified by the Company for acting as the Placement Agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.

8.10 Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, (i) the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Investor set forth in Section 3, Section 4 and Section 6.1(h) and Section 8.9, of this Agreement and (ii) the Indemnified Persons are intended third-party beneficiaries of Section 5.10.

8.11 Independent Nature of Investors’ Obligations and Right. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and each Investor confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor also acknowledges that neither Anthony, Linder & Cacomanolis, PLLC nor Wildeboer Dellelce LLP has rendered legal advice to such Investor. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company has elected to provide all Investors with the same terms and Transaction Agreements for the convenience of the Company and not because it was required or requested to do so by any Investor.

8.12 Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

8.13 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.

8.14 Entire Agreement; Amendments. This Agreement and the other Transaction Agreements (including all schedules and exhibits hereto and thereto), together with any side letter agreements with any of the Investors, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors, provided that prior to the Closing the consent of all Investors shall be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. The Company, on the one hand, and each Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by such Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by such Investor or the Company, respectively. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of this Section 8.14 shall be valid without the prior written consent of the Placement Agent, which consent may be granted or withheld in the sole discretion of the Placement Agent.

8.15 Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Common Units/Pre-Funded Units in accordance with their respective terms. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

8.16 Contract Interpretation. This Agreement is the joint product of each Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

8.17 Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Common Units and/or Pre-Funded Units were determined as a result of arm’s-length negotiations.

8.18 Currency. All references to currency herein shall be deemed to refer to United States Dollars.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY: BRAZIL POTASH CORP.

By:
Name: Matthew Simpson Title: Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:
Name:
Title:

Address: [•] Email: [•]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INVESTOR:

[NAME]

By:
Name:
Title:

Address: [•] Email: [•]

EXHIBIT A

INVESTORS

Investor Name	Common Units	Purchase Price of Common Units	Common Shares Underlying Common Units	Common Warrants Underlying Common Units	Pre-Funded Units	Purchase Price of Pre-Funded Units	Pre-Funded Warrants Underlying Pre-Funded Units	Common Warrants Underlying Pre-Funded Units	Aggregate Purchase Price
[Name]	[•]	$[•]	[•]	[•]	[•]	$[•]	[•]	[•]	$[•]
[Name]	[•]	$[•]	[•]	[•]	[•]	$[•]	[•]	[•]	$[•]
[Name]	[•]	$[•]	[•]	[•]	[•]	$[•]	[•]	[•]	$[•]

TOTAL:	[•]	$[•]	[•]	[•]	[•]	$[•]	[•]	[•]	$[•]

A-1

EXHIBIT B

FORM OF COMMON WARRANT

B-1

EXHIBIT C

FORM OF PRE-FUNDED WARRANT

C-1

EXHIBIT D

FORM OF REGISTRATION RIGHTS AGREEMENT

D-1